UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    December 8, 2020
Commission File Number 0-17795

CIRRUS LOGIC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	77-0024818
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

800 W. 6th Street	Austin,	TX		78701
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s telephone number, including area code:			(512)	851-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol	Name
Common stock, $0.001 par value	CRUS	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2020, the Board of Directors (“Board”) of Cirrus Logic, Inc. (the “Company”) appointed John M. Forsyth to serve as a director concurrent with the previously reported appointment of Mr. Forsyth as the Company’s next Chief Executive Officer (“CEO”), effective January 1, 2021 (“Effective Date”). Mr. Forsyth will serve as a director with a term expiring at the Company’s 2021 annual meeting of stockholders. Mr. Forsyth’s appointment as a director will fill the vacancy created by Dr. Jason Rhode’s previously reported resignation from the Board effective on the Effective Date.

The Board does not presently intend to appoint Mr. Forsyth to serve on any committees of the Board.

Mr. Forsyth has no family relationship with any of the Company’s directors or executive officers. There is no arrangement or understanding between Mr. Forsyth and any other persons pursuant to which Mr. Forsyth was selected as a director, and Mr. Forsyth has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. As an employee of the Company, Mr. Forsyth will not receive any additional compensation or equity awards in connection with his service on the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIRRUS LOGIC, INC.

Date:	December 9, 2020	By:	/s/ Gregory S. Thomas
			Name:	Gregory S. Thomas
			Title:	Senior Vice President, General Counsel, Corporate Secretary